Exhibit (d)

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.01 per share, of Wireless Telecom Group, Inc. This Joint Filing Agreement shall be filed as an exhibit to the Statement on Schedule 13D.

.	INVESTCORP S.A.

	By:	/s/ Gary S. Long
	Name:	Gary S. Long
	Title:	Authorized Representative

Dated: July 8, 2005

SIPCO LIMITED

	By:	/s/ Gary S. Long
	Name:	Gary S. Long
	Title:	Authorized Representative

Dated: July 8, 2005

INVESTCORP TECHNOLOGY VENTURES, L.P.

	By:	ITV LIMITED, as General Partner of
Investcorp Technology Fund Limited
Partnership, it General Partner

		By:	/s/ Ebrahim H. Ebrahim
		Name:	Ebrahim H. Ebrahim
		Title:	Authorized Representative

Dated: July 8, 2005